Exhibit 6.5

PROMISSORY NOTE

$15,000 Principal Amount	Date: June 1, 2013

FOR VALUE RECEIVED, Beverage Production and Inventory LLC, (the "Borrower" or the "Company"), hereby covenants and promises to pay to Curtis J. Nelson (the "Holder"), the sum of THIRTY-SIX THOUSAND EIGHT HUNDRED DOLLARS ($36,800), with six percent (6%) interest, in lawful money of the United States of America, payable as follows:

$          or 66.666% of the Principal Amount on or before September 31, 2013

$          or 66.666% of the Principal Amount on or before December 31, 2013

$          or 66.666% of the Principal Amount (the final payment) on or before March 31, 2014. In addition, the final payment will include all accrued interest.

Borrower shall have the right to prepay, without penalty, all or any part of the unpaid balance of this Note at any time on five (5) days prior written notice. Borrower shall not be entitled to re-borrow any prepaid amounts of the principal, interest or other costs or charges. Borrower is duly authorized to enter into this Note.

Further, it is agreed that if this Note is not paid when due or declared due hereunder, the principal and accrued interest thereon shall draw interest at the rate of ten percent (10%) per annum, and that failure to make any payment of principal or interest when due or any default under any encumbrance or agreement securing this Note shall cause the whole note to become due at once, or the interest to be counted as principal, at the option of the holder of the Note. The makers and all endorsers, guarantors, sureties, accommodation parties hereof and all other persons liable or to become liable for all or any part of this indebtedness, hereof severally and jointly waive presentment for payment, protect diligence, notice of nonpayment and of protest, and agreement to any extension of time of payment and partial payments before, at or after maturity. The makers, endorsers, guarantors, sureties, accommodation parties hereof, and all other persons liable or to become liable on this Note agree jointly and severally, to pay all costs of collection, including reasonable attorneys' fees and all costs of suit, in case the unpaid principal sum of this Note or any payment of interest or principal and interest thereon or any premium is not paid when due, or in case it becomes necessary to protect the security for the indebtedness evidenced hereby, or for the foreclosure by the Holder of any collateral, or in the event the holder is made a party to any litigation because of the existence of the indebtedness evidenced by this Note or because of the existence of any security instrument pledged as security for the payment of this Note, whether suit be brought or not, and whether through courts of original jurisdiction, as well as appellate or bankruptcy courts or other legal proceeding.

This Note is secured by evidenced by certain documents executed by and between the Borrower and DNA Brands, Inc., and officers. This Agreement shall be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Holder upon Holder's death and (b) any successor of the Borrower. Any such successor of the Borrower shall be deemed substituted for the Borrower under the terms of this Note for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Borrower.

This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida without reference to conflict of laws principle. Any action commenced by a party herein shall be venued in the appropriate court of competent jurisdiction located in the County of Broward, State of Florida.

Beverage Production and Inventory, LLC

By: /s/ Ismael Llera
Ismael Llera, Manager

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SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (the "Agreement") is made and effective this 17th day of April, 2014 (the "Effective Date") by and between Curtis J. Nelson ("Note Holder"), Beverage Production and Inventory LLC, a Florida limited liability company ("Beverage") and DNA Brands, Inc., a Colorado corporation ("DNA") (Note Holder and DNA collectively referred to as the "Parties").

WHEREAS, Note Holder is owed $15,000 (the "Principal Balance") into Beverage, a company affiliated with DNA, Beverage Production and Inventory LLC, a Florida corporation (“Beverage”); and

WHEREAS, Beverage made a secured loan to DNA (the "Beverage Loan") to pay for the costs of inventory of DNA energy drinks, which was secured by such inventory;

WHEREAS, DNA was unable to sell the inventory and repay the Beverage Loan to Beverage and the Beverage Loan is currently in default;

WHEREAS, Beverage has assigned the Principal Balance of the Beverage loan to the Note Holder;

WHEREAS, Holder has agreed to defer payment of the aforesaid principal balance pursuant to the terms of that 6% Convertible Note in the principal amount of Thirty Thousand Dollars $30,000, a copy of which is attached hereto and incorporated herein as if set forth as Exhibit "A" (the "Note");

WHEREAS, the Parties, intending to be legally bound hereby, desire to enter into this Agreement in order to provide a complete settlement of all obligations currently owed by DNA to Beverage and Beverage's obligations to Note Holder, subject to the terms provided in this Agreement.

NOW THEREFORE, in consideration of the promises and of the covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.                  Incorporation of Recitals. The foregoing recitals are incorporated herein and by this reference made a part hereof.

2.                  Settlement of Action. In consideration of this Agreement and the execution of the Note by DNA, the Parties have elected to voluntarily enter into this agreement to resolve all current obligations each may have against the other.

3.                  Default. Failure to adhere to this Agreement or the provisions of the Note shall constitute a default of this Agreement and the Note.

4.                  Forbearance. For so long as DNA is not in default of this Agreement or the Note, Note Holder will refrain from any action against DNA to collect the Principal Balance and such other amounts that may be owed. If DNA defaults on this Agreement or the Note, then Note Holder shall be immediately permitted to do take any and all legal action deemed necessary by Note Holder against Beverage and DNA. In the event the Note is satisfied either by repayment or conversion, Note Holder shall execute and deliver all documentation necessary to release Beverage and DNA from any and all obligations, funds or other claims Note Holder may have against either of Beverage or DNA.

5.             Waiver of Rights. Any rights waived by DNA by the execution of this Agreement are hereby waived freely, knowingly, and voluntarily after receiving the advice of counsel. Without limiting the rights waived herein, DNA acknowledges that execution of this Agreement does hereby waive any rights to counterclaim against Note Holder and any claims of conflicts of interests.

6.             Note. Nothing contained in this Agreement shall be construed to limit in any way the rights granted to Note Holder pursuant to the Note.

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7.             Entire Agreement. This Agreement and the Note constitute the final and entire agreement between the Parties with respect to the matters set forth herein. All prior oral or written agreements between the Parties regarding these matters are hereby superseded by this Agreement, the Note, and the Guaranties.

8.             Amendment or Modification. This Agreement shall not be amended nor modified, except by a written document signed by all Parties.

9.             Governing Law. This Agreement shall be interpreted and construed under the laws of the State of Florida.

10.          Binding Effect. This Agreement is binding upon the Parties and successors in interest thereto, or assignees thereof.

11.          Headings. All headings or captions are intended solely for ease in reading and are not intended to have any legal significance or meaning in the construction of the paragraph to which they pertain.

12.          Severability. If any provision of this Agreement shall be held for any reason to be invalid, illegal or unenforceable, such impairment shall not affect any other provision of this Agreement.

13.          Counterparts. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine, electronically or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine, electronic transmission or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have executed this Agreement or have caused this Agreement to be executed by their duly authorized representative with the specific intention of creating an instrument under seal effective as of the date first above written.

NOTE HOLDER

/s/ Curtis J. Nelson

Curtis J. Nelson

(print name)

DNA BRANDS, INC.

By: /s/ Adrian McKenzie

Its: Executive Vice President

BEVERAGE PRODUCTION AND INVENTORY LLC

 a Florida limited liability company

By: /s/ Ismael A. Llera

Its: __________________

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PROMISSORY NOTE

$15,000 Principal Amount	Date: June 14, 2013

FOR VALUE RECEIVED, Beverage Production and Inventory LLC, (the "Borrower" or the "Company"), hereby covenants and promises to pay to Curtis J. Nelson (the "Holder"), the sum of THIRTY-SIX THOUSAND EIGHT HUNDRED DOLLARS ($36,800), with six percent (6%) interest, in lawful money of the United States of America, payable as follows:

$10,000 or 66.666% of the Principal Amount on or before September 31, 2013

$10,000 or 66.666% of the Principal Amount on or before December 31, 2013

$10,000 or 66.666% of the Principal Amount (the final payment) on or before March 31, 2014. In addition, the final payment will include all accrued interest.

Borrower shall have the right to prepay, without penalty, all or any part of the unpaid balance of this Note at any time on five (5) days prior written notice. Borrower shall not be entitled to re-borrow any prepaid amounts of the principal, interest or other costs or charges. Borrower is duly authorized to enter into this Note.

Further, it is agreed that if this Note is not paid when due or declared due hereunder, the principal and accrued interest thereon shall draw interest at the rate of ten percent (10%) per annum, and that failure to make any payment of principal or interest when due or any default under any encumbrance or agreement securing this Note shall cause the whole note to become due at once, or the interest to be counted as principal, at the option of the holder of the Note. The makers and all endorsers, guarantors, sureties, accommodation parties hereof and all other persons liable or to become liable for all or any part of this indebtedness, hereof severally and jointly waive presentment for payment, protect diligence, notice of nonpayment and of protest, and agreement to any extension of time of payment and partial payments before, at or after maturity. The makers, endorsers, guarantors, sureties, accommodation parties hereof, and all other persons liable or to become liable on this Note agree jointly and severally, to pay all costs of collection, including reasonable attorneys' fees and all costs of suit, in case the unpaid principal sum of this Note or any payment of interest or principal and interest thereon or any premium is not paid when due, or in case it becomes necessary to protect the security for the indebtedness evidenced hereby, or for the foreclosure by the Holder of any collateral, or in the event the holder is made a party to any litigation because of the existence of the indebtedness evidenced by this Note or because of the existence of any security instrument pledged as security for the payment of this Note, whether suit be brought or not, and whether through courts of original jurisdiction, as well as appellate or bankruptcy courts or other legal proceeding.

This Note is secured by evidenced by certain documents executed by and between the Borrower and DNA Brands, Inc., and officers. This Agreement shall be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Holder upon Holder's death and (b) any successor of the Borrower. Any such successor of the Borrower shall be deemed substituted for the Borrower under the terms of this Note for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Borrower.

This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida without reference to conflict of laws principle. Any action commenced by a party herein shall be venued in the appropriate court of competent jurisdiction located in the County of Broward, State of Florida.

Beverage Production and Inventory, LLC

By: /s/ Ismael Llera
Ismael Llera, Manager

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